United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

MyECheck, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51977	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 5
El Dorado Hills, CA  95762
(Address of principal executive offices with zip code)

(916) 939-3241
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Information to be included in the report

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into an agreement with Simon Properties Group Inc. (NYSE: SPG) and will be providing SPG with its comprehensive suite of electronic check processing services.  This agreement allows Simon Property Group’s customers to use their checking accounts as a form of online. MyECheck’s patented system can clear checks from every U.S. checking account, even accounts that ACH cannot; thus providing online financial access to more consumers and businesses than any other payment method, at a fraction of the cost of card transactions.

Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company, which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 379 properties comprising 258 million square feet of gross leasable area in North America, Europe and Asia. Simon Property Group Gift Cards distributes customized gift cards, gift accounts, and rewards programs to retailers at over 190 of their properties and at www.simon.com

Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: MyECheck, Inc..

Signed: /s/ Ed Starrs

Name: Ed Starrs

Title: President and Chief Executive Officer

Date: November 17, 2008